Exhibit 4.37

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Dr. Dionisio M. Tun Molina

Vice-President of Engineering and

Operations

Lic. Maria Fernanda Ramo Reynoso

General Counsel

Satélites Mexicanos, S.A. de C.V

Avenida Paseo de la Reforma No. 222,

Pisos 20 y 21

Col. Juarez, Delegación Cuauhtémoc

CP 06600 México, D.F.

Re:                             Amendment No. 4 to the Launch Services Agreement, dated November 15th, 2013, between Satélites Mexicanos, S.A. de C.V and Space Exploration Technologies Corp.

Dear Mr. Tun Molina:

The purpose of this letter is to document the mutual understanding between Satélites Mexicanos, S.A. de C.V (“Customer”) and Space Exploration Technologies Corp. (“Contractor” ) as regards amendments to the LSA in accordance with Section 31 (Modifications) thereof (such amendments, “Amendment No. 4”).  Any capitalized terms not defined and used in this Amendment No. 4 shall have the meanings ascribed thereto in the LSA.

Contractor and Customer, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree to the following amendments to the LSA, which shall be incorporated therein and made a part thereof:

— Proprietary and Confidential —

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

1.  Section 4.1 (Installment Payments) is deleted in its entirety and replaced with the following:

“4.1  Installment Payments.  Customer shall pay the Launch Services Price to Contractor in [***] installments in accordance with the following table:

Installment Payment Number	Milestone (as described in the Statement of Work)	Installment Amount and Percentage	Installment Payment Invoice Date*
Initial Payment	Commencement of Launch Mission Planning	[***]	[***]
[***]	Delivery of[***]	[***]	[***]
[***]	Commencement of [***]	[***]	[***]
[***]	Initiation of [***]	[***]	[***]
[***]	Delivery[***]	[***]	[***]
[***]	Delivery of [***]	[***]	[***]**
[***]	Delivery of [***]	[***]	[***]

*[***]

** [***].

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

2.  Exhibit B ([***]) Section 2.2.5.5.3 (Integration Working Groups) is deleted in its entirety and replaced with the following:

SpaceX shall organize integration working group meetings as necessary to address specific issues related to integration of the PAYLOAD  with the Launch Vehicle. The meeting schedules and locations will be coordinated as necessary with Customer. Topics may include the following, but not limited to:

a.              Definition of physical and functional interfaces.

b.              Planning Mission-specific ground operations and associated GSE.

c.               Planning Mission-specific flight operations.

d.              Coordinating all Mission integration analyses.

e.               Coordinating PAYLOAD interfaces and refining the ICD.

f.                Planning and performing PAYLOAD-to-Launch Vehicle integration testing and verification.

g.               Planning the logistics and shipment of flight hardware to the Launch Site.

h.              Pre-Review Working Group to determine mutually agreed to analyses in advance of Review. Conclusion of the working group may constitute Initiation of Review activities.

All parties agree that [***] would be most [***], to allow the inclusion of flight data [***].

[***]

[***]

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

The Parties recognize that except as expressly modified herein, the LSA remains in full force and effect in accordance with its terms and conditions. This Amendment No. 4 contains the entire understanding between the Parties concerning the matters described herein, supersedes any prior written or oral agreement between the Parties related these matters, and shall be amended only through a written amendment executed by each of the Parties hereto. There are no additional “side letters”, amendments or similar agreements between the Parties related to the matters described herein.

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

IN WITNESS WHEREOF, the undersigned have executed this Amendment No.4 by their duly authorized officers.

Space Exploration Technologies Corp.	Satelites Mexicanos, S.A. de C.V.

By:	By:

Name:	Name:
Title:	Title: